                                                                   EXHIBIT 10(a)

                                 LOAN AGREEMENT

                                   DATED AS OF

                                DECEMBER 31, 1996

                                     BETWEEN

                             METATEC CORPORATION AND
                         METATEC/DISCOVERY SYSTEMS, INC.

                                       AND

                          THE HUNTINGTON NATIONAL BANK


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                                TABLE OF CONTENTS
                                -----------------


Section                            Heading                                                                     Page
-------                            -------                                                                     ----

1        Loans....................................................................................................1

1.1      Revolving Loan...........................................................................................1
1.2      Term Loan................................................................................................1
1.3      Notes; Advances; Repayment...............................................................................1

2        Interest Rates; Fees; Uses of Loans......................................................................1

2.1      Prime Rate...............................................................................................1
2.2      U.S. Treasury Constant Maturity Rate.....................................................................2
2.3      LIBOR Rate...............................................................................................2
2.4      Additional Costs.........................................................................................4
2.5      Limitations on LIBOR Requests and Elections..............................................................5
2.6      Illegality and Impossibility.............................................................................5
2.7      Compensation.............................................................................................6
2.8      Survival of Obligations..................................................................................6
2.9      Fees, Costs and Expenses.................................................................................6
2.10     Interest Rate after Default..............................................................................7
2.11     Use of Proceeds..........................................................................................7

3        Warranties and Representations...........................................................................7

3.1      Corporate Organization and Authority.....................................................................7
3.2      Borrowing is Legal and Authorized........................................................................8
3.3      Taxes....................................................................................................8
3.4      Compliance with Law......................................................................................8
3.5      Financial Statements; Full Disclosure....................................................................8
3.6      Litigation; Adverse Effects..............................................................................9
3.7      No Insolvency............................................................................................9
3.8      Government Consent.......................................................................................9
3.9      Title to Properties......................................................................................9
3.10     No Defaults..............................................................................................9
3.11     Environmental Protection................................................................................10
3.12     Warranties and Representations..........................................................................10

4        Company Business Covenants..............................................................................10

4.1      Payment of Taxes and Claims.............................................................................10
4.2      Maintenance of Properties and Corporate Existence.......................................................11
4.3      Sale of Assets; Merger; Subsidiaries; Tradenames........................................................11
4.4      Negative Pledge.........................................................................................12
4.5      Other Borrowings and Contingent Liabilities.............................................................12

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

4.6      Sale of Accounts; No Consignment........................................................................12
4.7      Management..............................................................................................12
4.8      Acquisition of Capital Stock............................................................................12
4.9      Transactions With Affiliates............................................................................13
4.10     Tangible Net Worth......................................................................................13
4.11     Leverage Ratio..........................................................................................13
4.12     Current Ratio...........................................................................................13
4.13     Capital Expenditures....................................................................................13
4.14     Fixed Charge Coverage Ratio.............................................................................14
4.15     Loans and Advances......................................................................................14
4.16     Environmental Compliance and Indemnification............................................................14
4.17     Maintenance of Accounts.................................................................................14

5        Financial Information and Reporting.....................................................................15

6        Default.................................................................................................15

6.1      Events of Default.......................................................................................15
6.2      Default Remedies........................................................................................16

7        Miscellaneous...........................................................................................16

7.1      Notices.................................................................................................16
7.2      Access to Accountants...................................................................................17
7.3      Confidentiality.........................................................................................17
7.4      Reproduction of Documents...............................................................................17
7.5      Survival; Successors and Assigns........................................................................17
7.6      Amendment and Waiver; Duplicate Originals...............................................................18
7.7      Generally Accepted Accounting Principles................................................................18
7.8      Enforceability and Governing Law........................................................................18
7.9      No Consequential Damages................................................................................18
7.10     Indemnity...............................................................................................19
7.11     Waiver of Right to Trial by Jury........................................................................19
7.12     Advertising.............................................................................................19
7.13     Term of Agreement.......................................................................................19
7.14     Schedule of Definitions.................................................................................20



Exhibits

         Exhibit A-1       Revolving Note
         Exhibit A-2       Commercial Loan Note
         Exhibit B         Notice of Borrowing

         Exhibit C         Schedule of Pending or Threatened Litigation
         Exhibit D         Schedule of Permitted Liens

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                                 LOAN AGREEMENT
                                 --------------

      This agreement (this "Agreement") is entered into at Columbus, Ohio, between The Huntington National Bank (the "Bank") and Metatec Corporation ("Metatec") and Metatec/Discovery Systems, Inc. ("Discovery") as of December 31, 1996. Metatec and Discovery are referred to herein collectively as the "Borrowers" and separately as the "Borrower").

LOANS.
------

REVOLVING LOAN. The Bank, subject to the terms and conditions hereof, will make loans to the Borrowers on a revolving basis up to the sum of $15,000,000 (the "Revolving Loan"). The Revolving Loan shall be made available to the Borrowers in three tranches of $5,000,000 each. In order for loans to be made from a tranch, the Borrowers shall first request that the tranch be activated. The request for activation of a tranch shall be made by the Borrowers in writing in such form as the Bank may reasonably require. Once a request for activation of a tranch has been made by the Borrowers, such request cannot be rescinded. (A tranch with respect to which a request for activation has been made is referred to hereafter as an "Activated Tranch.") The Borrowers' right to obtain loans under the Revolving Loan shall terminate on December 31, 1998 (the "Revolving Loan Maturity Date"). Each loan requested by the Borrowers under the Revolving Loan shall be accompanied by such documents or communications as may be acceptable to the Bank in its sole good faith discretion.

TERM LOAN. The Bank, subject to the terms and conditions hereof, will make a term loan to the Borrowers on December 31, 1998 in an amount equal to the lesser of (i) the principal balance of the Revolving Loan outstanding as of such date, or (ii) $15,000,000 (the "Term Loan"). (The Term Loan and the Revolving Loan are hereinafter sometimes separately referred to as a "Loan" and collectively referred to as the "Loans.")

NOTES; ADVANCES; REPAYMENT. Each of the Loans shall be evidenced by a note or by one or more notes (separately a "Note" and collectively the "Notes") subsequently executed in substitution therefor, each in substantially the forms set forth in EXHIBITS A-1 AND A-2 attached hereto. The Bank shall have no obligation to advance or re-advance any sums pursuant to the Loans at any time when a set of facts or circumstances exists, which, by themselves, upon the giving of notice, the lapse of time, or any one or more of the foregoing would constitute an Event of Default (as hereinafter defined) under this Agreement. Repayment of the principal amount of the Loans shall be made in accordance with the terms of the Notes then outstanding pursuant to this Agreement. Repayment of interest accrued with respect to the Loans shall be made in accordance with the terms of this Agreement.

INTEREST RATES; FEES; USES OF LOANS.
------------------------------------

PRIME RATE. The Borrowers agree to pay to the Bank monthly interest on the outstanding principal balance of the Revolving Loan at a variable rate of interest per annum equal to the Prime Rate (as hereafter defined) of the Bank from time to time in effect, with each change in the Prime Rate automatically and immediately changing the interest rate on the Revolving Loan without notice to the Borrowers. "Prime Rate" shall mean the commercial lending rate of interest per annum as fixed from time to time by the Bank, and designated as the Bank's "Prime Rate," based upon the Bank's consideration of economic, money market, business and competitive factors. All interest hereunder shall be calculated on a 360-day year basis and shall be based on the actual number of days which elapse during the interest calculation period. The



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Borrowers waive any right to claim that the Prime Rate is an interest rate other than that rate designated by the Bank as its "Prime Rate" on the grounds that:
(i) such rate may or may not be published or otherwise made known to the Borrowers; or (ii) the Bank may make loans to certain borrowers at interest rates which are lower than the Bank's "Prime Rate." The Prime Rate shall be applicable at all times prior to the Revolving Loan Maturity Date to so much of the outstanding principal balance of the Revolving Loan as is not subject to an alternative interest rate option elected in the manner provided in this Agreement. "Prime Rate Advance" shall mean any amount borrowed as part of the Revolving Loan that bears interest at the Prime Rate.

2.2. U.S. TREASURY CONSTANT MATURITY RATE. The Borrowers agree to pay to the Bank monthly interest on the outstanding principal balance of the Term Loan at a rate of interest equal to 1.75% per annum in excess of the five-year U.S. Treasury Constant Maturity Rate in effect on the Revolving Loan Maturity Date. "U.S. Treasury Constant Maturity Rate" shall mean the interest rate for United States Treasury Notes with a maturity of five years as set forth in the Federal Reserve Statistical Release Form H-15 (519) published most recently prior to or on the Revolving Loan Maturity Date. If for any reason that rate index is unannounced, the interest rate calculation required herein shall be determined by whatever method the Bank then uses in determining interest rates for domestic commercial loans under similar circumstances. All interest hereunder shall be calculated on a 360-day year basis and shall be based on the actual number of days which elapse during the interest calculation period. The U.S. Treasury Constant Maturity Rate shall be applicable at all times prior to the Term Loan Maturity Date (as defined in the Note evidencing the Term Loan) to so much of the outstanding principal balance of the Term Loan as is not subject to an alternative interest rate option elected on the Revolving Loan Maturity Date in the manner provided in this Agreement. "Treasury Rate Advance" shall mean any amount borrowed as part of the Term Loan that bears interest at the U.S. Treasury Constant Maturity Rate.

2.3. LIBOR RATE. The Borrowers, from time to time prior to the Termination Date (as hereafter defined), may elect to have interest accrue on all or part of the outstanding principal balances of the Loans at rates of interest that are based upon the percentages hereafter specified in excess of the LIBOR Rate (as hereafter defined). The Borrowers agree to pay to the Bank, on each LIBOR Interest Payment Date (as hereafter defined), as applicable, interest on the outstanding principal balances of the Loans at the following rates: (i) the LIBOR Rate plus 1.25% per annum if Leverage (as hereafter defined) is less than
0.50 to 1.00 and if Coverage (as hereafter defined) is greater than 3.50 to 1.00; and (ii) the LIBOR Rate plus 1.50% per annum if Leverage is greater than or equal to 0.50 to 1.00 and if Coverage is less than or equal to 3.50 to 1.00. "Leverage" shall mean the ratio (determined on a consolidated basis) of the Borrowers' (a) total liabilities to (b) Tangible Net Worth (as defined in
Section 4.10) plus subordinated debt. "Coverage" shall mean the ratio (determined on a consolidated basis) of the Borrowers' (y) earnings before interest, taxes, depreciation, amortization and operating lease expense to (z) interest expense, current maturities on long term debt and operating lease expense. As to each LIBOR Rate Advance (as hereafter defined), Leverage and Coverage shall be calculated based upon the information set forth in the financial statements of the Borrowers most recently submitted to the Bank, in accordance with the requirements of Section 5 of this Agreement, prior to the request for such LIBOR Rate Advance. "LIBOR Rate" shall mean, with respect to any LIBOR Rate Advance (as hereinafter defined) and the related LIBOR Rate Interest


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Period (as hereinafter defined), the per annum rate that is equal to the quotient of:

      (a) the actual or estimated arithmetic mean of the per annum rates of interest at which deposits in U.S. dollars for the related LIBOR Rate Interest Period and in an aggregate amount comparable to the amount of such LIBOR Rate Advance are being offered to U.S. banks by one or more prime banks in the London interbank market, as determined by the Bank in its sole good faith discretion, the obtaining of rate quotations, or any other reasonable procedure, at approximately 2:00 p.m. New York time, on the second LIBOR Business Day (as hereafter defined) prior to the first day of the related LIBOR Rate Interest Period, all as determined by the Bank, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/16 of 1%; divided by

        (b) a percentage equal to 100% minus the rate (expressed as a percentage), if any, at which reserve requirements are imposed on the Bank, on the second LIBOR Business Day prior to the first day of the related LIBOR Rate Interest Period, with respect to any "Eurocurrency Liabilities" under Regulation D of the Board of Governors of the Federal Reserve System or any other regulations of any governmental authority having jurisdiction with respect thereto (including, without limitation, any marginal, emergency, supplemental, special or other reserves) for a term comparable to such LIBOR Rate Interest Period. This provision is for the benefit of the Bank and is not intended to increase the expected yield to the Bank above the rates of interest provided for in this Agreement.

      "LIBOR Rate Advance" shall mean any amount outstanding as part of the Loans that bears interest at a rate calculated with reference to the LIBOR Rate; provided, however, that no LIBOR Rate Advance shall be in an amount of less than $500,000; and provided further, however, that all LIBOR Rate Advances in excess of $500,000 shall be in increments of $250,000; and provided further, however, that not more than five LIBOR Rate Advances will be outstanding at any one time. "LIBOR Business Day" shall mean, with respect to any LIBOR Rate Advance, a day which is both a day on which the Bank is open for business and a day on which dealings in U.S. dollar deposits are carried out in the London interbank market. "Advance" shall mean a Prime Rate Advance, a Treasury Rate Advance (as hereinafter defined) or a LIBOR Rate Advance. "Termination Date" shall mean with respect to the Loans, the Revolving Loan Maturity Date and the Term Loan Maturity Date, as applicable.

      "LIBOR Rate Interest Period" shall mean with respect to any LIBOR Rate Advance, a period commencing, as the case may be, on the day on which a LIBOR Rate Advance is initially made by the Bank, or on the day on which a LIBOR Rate Advance is continued as such an Advance, or on the day on which any then outstanding Prime Rate Advance or Treasury Rate Advance is converted to a LIBOR Rate Advance, and ending on the date one, two, three or six months thereafter, all as the Borrower may elect pursuant to this Agreement, provided, that (a) any LIBOR Rate Interest Period with respect to a LIBOR Rate Advance that shall commence on the last LIBOR Business Day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month, and (b) each LIBOR Rate Interest Period with respect to a LIBOR Rate Advance that would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day or,

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if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day. Notwithstanding the provisions of this paragraph, unless the Bank otherwise consents in writing, no LIBOR Rate Interest Period shall be permitted with respect to a Loan which would end after the Termination Date applicable to such Loan.

      Interest on LIBOR Rate Advances shall be calculated on a 360-day year basis and shall be based on the actual number of days which elapse during the interest calculation period. Interest shall be due and payable on each LIBOR Interest Payment Date. "LIBOR Interest Payment Date" shall mean in the case of any LIBOR Rate Advance, the last day of each LIBOR Rate Interest Period and, in the case of a LIBOR Rate Interest Period of more than three months, the ninetieth day of such LIBOR Rate Interest Period.

      The Borrowers may initially elect to request a LIBOR Rate Advance, may continue a LIBOR Rate Advance as a LIBOR Rate Advance or may convert a Prime Rate Advance to a LIBOR Rate Advance by specifying the amount thereof and giving notice thereof to the Bank in writing in the form of EXHIBIT B hereto not later than 2:00 p.m. New York time, two LIBOR Business Days prior to (as applicable) the date any LIBOR Rate Advance is to be made initially or the date on which any continuation of or conversion to a LIBOR Rate Advance is to be effective, provided, that an outstanding LIBOR Rate Advance may only be continued or converted on the last day of the then current LIBOR Rate Interest Period applicable to such LIBOR Rate Advance. If the Borrowers shall fail to timely deliver such a notice with respect to any outstanding LIBOR Rate Advance, the Borrowers shall be deemed to have elected to convert such LIBOR Rate Advance to a Prime Rate Advance on the last day of the then current LIBOR Rate Interest Period applicable to such LIBOR Rate Advance. In all other cases concerning Prime Rate Advances, the Borrowers shall specify the amount thereof and give notice thereof to the Bank in writing in the form of EXHIBIT B hereto not later than 2:00 p.m. New York time on the day such Prime Rate Advance is to be made. In the case of a Treasury Rate Advance, the Borrowers shall specify the amount thereof and give notice thereof to the Bank in writing in the form of EXHIBIT B hereto not later than 2:00 p.m. New York time two LIBOR Business Days prior to the Revolving Loan Maturity Date.

2.4. ADDITIONAL COSTS. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments of the Bank of any amounts payable by the Borrowers for Advances under this Agreement (other than taxes imposed on the overall net income of the Bank by the jurisdiction, or by any political subdivision or taxing authority of any such jurisdiction, in which the Bank has its principal office), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank, or (c) shall impose any other condition, requirement or charge with respect to this Agreement or the Loans (including, without limitation, any capital adequacy requirement, any requirement which affects the manner in which the Bank allocates capital resources to its commitments or any similar requirement), and the result of any of the foregoing is to increase the cost of the Bank of making or maintaining the Loans or any Advance thereunder, to reduce the amount of any sum

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receivable by the Bank thereon, or to reduce the rate of return on the Bank's capital, then the Borrowers shall pay to the Bank, from time to time, upon request of the Bank, additional amounts sufficient to compensate the Bank for such increased cost, reduced sum receivable or reduced rate of return to the extent the Bank is not compensated therefor in the computation of the interest rates applicable to the Loans. A detailed statement as to the amount of such increased cost, reduced sum receivable or reduced rate of return, prepared in good faith and submitted by the Bank to the Borrowers, shall be conclusive and binding for all purposes relative to the Bank, absent manifest error in computation. The Bank shall promptly notify the Borrowers of any event occurring after the date of this Agreement that entitles the Bank to additional compensation pursuant to this Section 2.4.

2.5. LIMITATIONS ON LIBOR REQUESTS AND ELECTIONS. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a LIBOR Rate Advance, or a request for continuation of a LIBOR Rate Advance as a LIBOR Rate Advance or a request for conversion of a Prime Rate Advance to a LIBOR Rate Advance, (a) deposits in dollars for periods comparable to the LIBOR Rate Interest Period elected by the Borrowers are not available to the Bank in the London interbank or secondary market, or (b) the LIBOR Rate will not accurately cover the cost to the Bank of making or maintaining the related LIBOR Rate Advance, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority (whether or not having the force of law), including, without limitation, exchange controls, it is impracticable, unlawful or impossible for the Bank (i) to make the relevant LIBOR Rate Advance or (ii) to continue such Advance as a LIBOR Rate Advance or (iii) to convert a Prime Rate Advance to a LIBOR Rate Advance, then the Borrowers shall not be entitled, so long as such circumstances continue, to request a LIBOR Rate Advance or a continuation of or conversion to such an Advance from the Bank. In the event that such circumstances no longer exist, the Bank shall again consider requests for LIBOR Rate Advances of the affected type and requests for continuations of and conversions to such Advances.

2.6. ILLEGALITY AND IMPOSSIBILITY. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive of such authority (whether or not having the force of law), including, without limitation, exchange controls, shall make it unlawful or impossible for the Bank to maintain any Advance under this Agreement, the Borrower shall upon receipt of notice thereof from the Bank, repay in full the then outstanding principal amount of such Advance together with all accrued interest thereon to the date of payment and all amounts due to the Bank under Section 2.7, (a) on the last day of the then current LIBOR Rate Interest Period applicable to such Advance, if the Bank may lawfully continue to maintain such Advance to such day, or (b) immediately if the Bank may not continue to maintain such Advance to such day. This provision is for the benefit of the Bank and is not intended to increase the yield to the Bank above the rates of interest provided for in this Agreement. This Section
2.6 shall apply only as long as such illegality or impossibility exists.

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

The Bank shall use reasonable, lawful efforts to avoid the impact of such law, treaty, rule or regulation.

2.7. COMPENSATION. In addition to any other sums that may become due and owing to the Bank under this Agreement, if the Borrowers make any payment of principal with respect to any LIBOR Rate Advance on any date other than the last day of the LIBOR Rate Interest Period applicable thereto, or if the Borrowers fail to borrow any LIBOR Rate Advance after notice has been given to the Bank in accordance with Section 2.3, or if the Borrowers fail to make any payment of principal or interest in respect of any LIBOR Rate Advance when due or at the applicable Termination Date, the Borrowers shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, determined in the Bank's reasonable opinion, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties.

      In addition to any other sums that may become due and owing to the Bank under this Agreement, if the Borrowers fail to make any payment of principal or interest in respect of any Treasury Rate Advance when due or at the Term Loan Maturity Date, the Borrowers shall reimburse the Bank on demand for any resulting loss or expense incurred by the Bank, determined in the Bank's reasonable opinion, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits from third parties.

      A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by the Bank to the Borrowers shall be conclusive and binding for all purposes absent manifest error in computation. The Bank shall promptly notify the Borrowers of any event occurring after the date of this Agreement that entitles the Bank to reimbursement pursuant to this Section 2.7.

2.8. SURVIVAL OF OBLIGATIONS. The provisions of Sections 2.4 and 2.7 shall survive the termination of this Agreement and the payment in full of all Notes outstanding pursuant hereto.

2.9. FEES, COSTS AND EXPENSES. The Borrowers agree to pay to the Bank a commitment fee (the "Commitment Fee") on the average daily unused portion of each Activated Tranch of the Revolving Loan at a rate equal to 0.125% per annum. The Commitment Fee shall be payable quarterly in arrears beginning on March 31, 1997 and continuing on the last day of each calendar quarter thereafter throughout the term of this Agreement and at maturity. The Commitment Fee shall be applied retroactively to each Activated Tranch as of the date that is ninety days prior to activation of the tranch (but in no event prior to the date of execution of the Note evidencing the Revolving Loan) pursuant to the terms of
Section 1.1 of this Agreement. The Borrowers further agree to pay to the Bank upon demand all costs and expenses incidental to or incurred in connection with
(a) the enforcement of the Bank's rights in connection with the Loans, (b) the preparation of this Agreement and related loan documents, and any amendments or modifications thereof, and (c) any litigation, contest, dispute, proceeding or action in any way relating to this Agreement, whether any of the foregoing are incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs and expenses shall include, but not be limited to, reasonable fees and out-of-pocket expenses of the Bank's counsel, recording fees, inspection fees, title fees, search fees, revenue stamps and note and mortgage taxes.

2.10. INTEREST RATE AFTER DEFAULT. Upon the occurrence of any Event of Default and the expiration of any applicable cure period, interest shall thereafter accrue on the outstanding principal balance of each Advance made pursuant to this Agreement and unpaid interest, if any, at a rate equal to 3.00% per annum above the Prime Rate.

2.11. USE OF PROCEEDS. The net proceeds of the Revolving Loan will be used for general corporate purposes, including working capital needs and capital expenditures. The net proceeds of the Term Loan will be used to pay in full all principal and interest then outstanding with respect to the Revolving Loan.

      None of the Loans under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any debt or other person's indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any such Loans to be considered a "purpose credit" within the meaning of Regulations G, U or X of the Board of Governors of the Federal Reserve System.

3. WARRANTIES AND REPRESENTATIONS. In order to induce the Bank to enter into this Agreement and to make the Loans and other financial accommodations to the Borrowers, each Borrower warrants and represents to the Bank that each of the following statements is true and correct:

3.1. CORPORATE ORGANIZATION AND AUTHORITY. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the State or other jurisdiction of incorporation; (b) has all requisite corporate power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and (c) is not doing business or conducting any activity in any jurisdiction in which it has not duly qualified and become authorized to do business, except where the failure to so qualify will not have a Material Adverse Effect. "Material Adverse Effect" shall mean a material adverse effect upon (i) the business (present or future), condition (financial or otherwise), operations, performance or properties of the Borrower, (ii) the ability of the Borrower to perform its obligations under this Agreement or any document, agreement or instrument executed in connection herewith, or (iii) the rights or remedies of the Bank under this Agreement or any document, agreement or instrument executed in connection herewith.

3.2. BORROWING IS LEGAL AND AUTHORIZED. (a) The Board of Directors of the Borrower has duly authorized the execution and delivery of this Agreement and of the Notes and documents contemplated herein, and this Agreement, the Notes and other documents executed in connection with this Agreement will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms; (b) the execution of this Agreement and the Notes and related documents and the compliance by the Borrower with all the provisions of this Agreement (i) are within the corporate powers of the Borrower, and (ii) are legal and will not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any lien or encumbrance upon any property of the Borrower under the provisions of, any agreement, charter instrument, bylaw or other instrument to which the Borrower is a party or by which it may be bound; and (c) there are no limitations in any indenture, contract, agreement, mortgage, deed of trust or other agreement or instrument to which the Borrower is now a party or by which the Borrower may be bound with respect to the payment of principal or interest on any indebtedness, or the Borrower's ability to incur indebtedness including the notes to be executed in connection with this Agreement.

3.3. TAXES. All tax returns required to be filed by the Borrower in any jurisdiction have in fact been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower, or upon any of its properties, which are due and payable have been paid, except those contested in good faith or for which a reserve provision has been made in accordance with generally accepted accounting principles consistently applied; provided, however, that in no event shall the Borrower fail to so file or pay for a period of longer than 60 days. The Internal Revenue Service has examined and settled the federal income tax liability (or the statute of limitations has expired) of the Borrower for all taxable years up to an including the taxable period ended December 31, 1992. The Borrower does not know of any proposed additional tax assessment against it. The accruals for taxes on the books of the Borrower for its current fiscal period are adequate.

3.4. COMPLIANCE WITH LAW. The Borrower (a) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation any laws, rulings or regulations relating to federal or state securities laws, the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code, and (b) has not failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of its properties or to the conduct of its business, except to the extent that a violation or failure does not have or is not likely to have a Material Adverse Effect.

3.5. FINANCIAL STATEMENTS; FULL DISCLOSURE. The audited financial statements for the fiscal year ending December 31, 1995, which have been supplied to the Bank, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly represent the Borrower's financial condition as of such date. No material adverse change in the Borrower's financial condition has occurred since that date. Neither the financial statements referred to in this Section 3.5, nor this Agreement, nor any written analyses, reports, business plans, projections or other statements furnished by the Borrower to the Bank in connection with obtaining the Loans contain any untrue statement of a material fact or omit a material fact necessary to make statements contained therein or herein not misleading.

3.6. LITIGATION; ADVERSE EFFECTS. Except as set forth in EXHIBIT C attached hereto, there is no action, suit, audit or administrative, investigative or arbitration proceeding (or series of related actions, suits, audits or proceedings) before or by any governmental authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Borrower or any property of the Borrower (i) challenging the validity or the enforceability of any of this Agreement, or any loan document, agreement, or instrument executed in connection herewith, or (ii) which has had, shall have or is reasonably likely to have a Material Adverse Effect. The Borrower is not in violation of any applicable requirements of law which violation shall have or is likely to result in a Material Adverse Effect, or subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or governmental authority, in each case which shall have or is likely to have a Material Adverse Effect.

3.7. NO INSOLVENCY. On the date of the Borrower's entering into this Agreement and after giving effect to all indebtedness of the Borrower (including the Loans), (a) the Borrower will be able to pay its obligations as they become due and payable; (b) the present fair saleable value of the Borrower's assets exceeds the amount that will be required to pay its probable liability on its obligations as the same become absolute and matured; (c) the sum of the Borrower's property at a fair valuation exceeds Borrower's indebtedness; and (d) the Borrower will have sufficient capital to engage in the Borrower's business.

3.8. GOVERNMENT CONSENT. Neither the nature of the Borrower or of its business or properties, nor any relationship between the Borrower and any other entity or person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower as a condition to the execution and delivery of this Agreement and the Notes and documents contemplated herein.

3.9. TITLE TO PROPERTIES. The Borrower has good and marketable title to all the property in which it has a property interest, free from any liens and encumbrances, except as set forth on EXHIBIT D attached to this Agreement. The Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a lien or encumbrance except as provided in this Section 3.8.

3.10. NO DEFAULTS. No event has occurred and no condition exists which would constitute an Event of Default pursuant to this Agreement. The Borrower is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it may be bound.

3.11. ENVIRONMENTAL PROTECTION. The Borrower (a) has no actual knowledge of the permanent placement, burial or disposal of any Hazardous Substances (as hereinafter defined) on any real property owned, leased, or used by the Borrower (the "Premises"), of any spills, releases, discharges, leaks, or disposal of Hazardous Substances that have occurred or are presently occurring on, under, or onto the Premises, or of any spills, releases, discharges, leaks or disposal of Hazardous Substances that have occurred or are occurring off the Premises as a result of the Borrower's improvement, operation, or use of the Premises which would result in non-compliance with any of the Environmental Laws (as hereinafter defined); (b) is and has been in compliance with all applicable Environmental Laws; (c) knows of no pending or threatened environmental civil, criminal or administrative proceedings against the Borrower relating to Hazardous Substances; and (d) knows of no facts or circumstances that would give rise to any future civil, criminal or administrative proceeding against the Borrower relating to Hazardous Substances.

      As used herein, "Hazardous Substances" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601, ET SEQ., the Toxic Substances Control Act, 15 U.S.C. 2601, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, ET SEQ., the Water Quality Act of 1987, 33 U.S.C. 1251, ET SEQ., and the Clean Air Act, 42 U.S.C. 7401, ET SEQ., and any state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances (hereinafter the "Environmental Laws"), but does not include such substances as are permanently incorporated into a structure or any part thereof in such a way as to preclude their subsequent release into the environment, or the permanent or temporary storage or disposal of household hazardous substances by tenants, and which are thereby exempt from or do not give rise to any violation of the aforementioned Environmental Laws.

3.12. WARRANTIES AND REPRESENTATIONS. On the date of each advance pursuant to the Loans, the warranties and representations set forth in Section 3 hereof shall be true and correct on and as of such date with the same effect as though such warranties and representations had been made on and as of such date, except to the extent that such warranties and representations expressly relate to an earlier date.

4. COMPANY BUSINESS COVENANTS. Each of the Borrowers covenants that on and after the date of this Agreement until terminated pursuant to the terms of this Agreement, or so long as any of the indebtedness provided for herein remains unpaid:

4.1. PAYMENT OF TAXES AND CLAIMS. The Borrower will pay before they become delinquent (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon it or its property or assets or in respect of its franchises, businesses or income, before any interest or penalty accrues thereon; and (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons for sums which have become due and payable and which by law have or may become a lien or encumbrance upon the Borrower's property or assets; provided, however, that none of the foregoing are required to be paid if being contested in good faith by the Borrower by appropriate proceedings diligently instituted and conducted, and provided further, however, that if a reserve or other appropriate provision shall be required with respect thereto in conformity with generally accepted accounting principles consistently applied, the same shall be established and maintained.

4.2. MAINTENANCE OF PROPERTIES AND CORPORATE EXISTENCE. The Borrower shall (a) maintain its property in good condition (ordinary wear and tear excepted) and make all renewals, replacements, additions, betterments and improvements thereto which are deemed necessary by the Borrower; (b) maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies, of such types (including, but not limited to, fire and casualty, public liability, products liability, larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as are customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated, with each such policy of insurance containing a clause or endorsement satisfactory to the Bank that names the Bank as an additional insured and loss payee, and that provides that no act, default or breach of warranty or condition by the Borrower or any other person, including, without limitation, a failure to pay any premium in whole or in part relating thereto, shall affect the right of the Bank to recover under such policy or policies of insurance ; (c) reflect in its financial statements adequate accruals and appropriations to reserves and keep and maintain proper books of record and account in which full and correct entries will be made concerning all the Borrower's dealings and transactions in relation to its business and activities; (d) do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence, rights and franchises, and (ii) to maintain its status as a corporation duly organized and existing and in good standing under the laws of the state of its incorporation; (e) conduct continuously and operate actively its business and take all actions necessary to enforce and protect the validity of any intellectual property; and (f) not be in violation of any laws, ordinances, or governmental rules and regulations or fail to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except to the extent that a violation or failure does not have or is not likely to have a Material Adverse Effect.

4.3. SALE OF ASSETS; MERGER; SUBSIDIARIES; TRADENAMES. The Borrower will not, except in the ordinary course of business or upon the prior written consent of the Bank, sell, lease, transfer or otherwise dispose of, any of its assets, other than obsolete or severely damaged assets of an aggregate net book value in any calendar year of not more than $250,000.

      The Borrower will not, without the prior written consent of the Bank, acquire or otherwise make investments in any entity (other than the other Borrower) if the aggregate consideration therefor (whether in cash or otherwise) equals or exceeds $7,000,000. Additionally, the Borrower will not, without prior written notice to the Bank, acquire or otherwise make investments in any entity (other than the other Borrower) if the aggregate consideration therefor (whether in cash or otherwise) is less than $7,000,000. The Borrower will not permit any other entity (other than the other Borrower) to acquire or otherwise consolidate with the Borrower without the prior written consent of the Bank.

      The only subsidiary of Metatec is Discovery and Discovery has no subsidiaries. The Borrower conducts business only in its own name. The Borrower will not create or acquire any subsidiaries or conduct business under any other tradenames without the prior written consent of the Bank.

4.4. NEGATIVE PLEDGE. The Borrower will not cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its real or personal property, whether now owned or hereafter acquired, to become subject to a lien or encumbrance, except:
(i) liens in connection with deposits required by workers' compensation, unemployment insurance, social security and other like laws; (ii) taxes, assessments, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property, provided they do not in the aggregate materially detract from the value of said property or materially interfere with its use in the ordinary conduct of business; (iii) inchoate liens arising under ERISA to secure the contingent liability of the Borrower; (iv) liens as set forth in EXHIBIT D attached to this Agreement; (v) liens in connection with borrowings permitted by Section 4.5 below; and (vi) liens in favor of the Bank. In addition, the Borrower will not grant or agree to provide in the future (upon the happening of a contingency or otherwise), a "negative pledge" or other covenant or agreement similar to this Section 4.4 in favor of any other lender, creditor or third party.

4.5. OTHER BORROWINGS AND CONTINGENT LIABILITIES. Except for purchase money indebtedness arising hereafter not exceeding $1,000,000 annually in the aggregate, the Loans and existing vehicle loans, the Borrower will not (a) create or incur or permit to exist extensions of credit or indebtedness, including, without limitation, any indebtedness for borrowed money or advances, letters of credit or capitalized lease agreements or (b) guarantee, indorse or otherwise become surety for or upon the obligations of others, except by indorsement of negotiable instruments for deposit or collection in the ordinary course of business.

4.6. SALE OF ACCOUNTS; NO CONSIGNMENT. The Borrower shall not sell, assign, or encumber, except to the Bank, any of its accounts or notes receivable. The Borrower shall not permit any of its inventory to be sold or transferred on consignment or acquire or possess any of its inventory on consignment.

4.7. MANAGEMENT. The Borrower shall not replace or change its chairman, president, chief executive officer or chief financial officer without the prior written consent of the Bank, unless such replacement or change will not or is not likely to have a Material Adverse Effect.

4.8. ACQUISITION OF CAPITAL STOCK. The Borrower shall not redeem or acquire more than $5,000,000 in the aggregate of its own capital stock, or warrants or securities for its capital stock, except through the use of the net proceeds from the simultaneous sale of an equivalent amount of its capital stock for the same purchase or redemption price.

4.9. TRANSACTIONS WITH AFFILIATES. The Borrower shall not directly or indirectly enter into or permit to exist any transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates, shareholders or any Affiliates of either of the foregoing, on terms that are less favorable to the Borrower than those which might be obtained at the time from persons or entities who are not affiliated with the Borrower or its shareholders. "Affiliate" shall mean any individual, partnership, corporation, or other entity which, directly or indirectly, is in control of, is controlled by, or is under common control with the Borrower, or is a family member related by birth or marriage to any one or more of the foregoing persons. For the purposes of this definition, control of such entity shall mean the power, direct or indirect, to vote five percent or more of the securities, units or other measures having ordinary voting power for the election of directors, management committees, or similar committees of such entity, or the power to direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

TANGIBLE NET WORTH. The Borrowers, on a consolidated basis, shall maintain at all times a Tangible Net Worth of (a) not less than $41,000,000 beginning with the date of this Agreement, and continuing through and including December 30, 1997. As of each December 31 during the term of this Agreement, the Borrowers' Tangible Net Worth shall increase over the prior year's

Tangible Net Worth by the greater of 50% of the Borrowers' annual net earnings for the year just ended or $1,000,000. "Tangible Net Worth" shall mean the Borrowers' equity, minus all of the following: (i) the excess of cost over the value of net assets of purchased businesses, rights, and other similar intangibles, (ii) organizational expenses, (iii) intangible assets (to the extent not reflected in the foregoing), (iv) goodwill, (v) deferred charges or deferred financing costs, (vi) loans or advances to and/or accounts or notes receivable from Affiliates (as hereafter defined), and (vii) non-compete agreements. The minimum Tangible Net Worth amounts required to be maintained under this Section 4.11 shall be reduced by the amount of any capital stock repurchased by the Borrowers, subject to an aggregate amount of not more than $5,000,000.

4.11. LEVERAGE RATIO. The Borrowers, on a consolidated basis, shall maintain at all times a ratio of total liabilities to Tangible Net Worth plus subordinated debt of not greater than 0.75 to 1.00.

4.12. CURRENT RATIO. The Borrowers, on a consolidated basis, shall maintain at all times a ratio of total current assets to total current liabilities of not less than 1.50 to 1.00.

4.13. CAPITAL EXPENDITURES. Commencing with fiscal year 1998, the Borrowers, on a consolidated basis, will not make any expenditure for fixed or capital assets, including the incurrence of capitalized lease obligations or expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles consistently applied or otherwise, in excess of the sum of the Borrowers' net income plus depreciation and amortization for the prior fiscal year.

4.14. FIXED CHARGE COVERAGE RATIO. The Borrowers, on a consolidated basis, shall maintain at all times a ratio of the sum of the Borrowers' earnings before interest, taxes, depreciation and amortization plus operating lease expense to the sum of the Borrowers' interest expense plus current maturities of long term debt plus operating lease expense of not less than 2.00 to 1.00, as measured on a rolling twelve-month basis.

4.15. LOANS AND ADVANCES. The Borrowers, on a consolidated basis, will not make any loans or advances to any Affiliate or to any other person, corporation or entity in the aggregate in excess of $250,000 at any one time outstanding, without the prior written consent of the Bank; provided, however, that the Borrowers, on a consolidated basis, may make loans and advances to shareholders and employees in an aggregate amount of not more than $100,000 at any one time outstanding.

4.16. ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION. The Borrower will not permit any of its employees, agents, contractors, subcontractors, or any other person occupying or present on the Premises to generate, manufacture, store, dispose or release on, about or under the Premises any Hazardous Substances which would result in the Premises not complying with the Environmental Laws. 4.16.

      The Borrower hereby indemnifies the Bank and holds the Bank harmless from and against any loss, damage, cost, expense or liability (including strict liability) directly or indirectly arising from or attributable to the generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loans) of Hazardous Substances on, under or about the Premises (whether by the Borrower or any employees, agents, contractor or subcontractors of the Borrower or any predecessor in title or any third persons occupying or present on the Premises), or the breach of any of the representations and warranties regarding the Premises, including, without limitation: (a) those damages or expenses arising under the Environmental Laws; (b) the costs of any repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (c) damage to any natural resources; and (d) all reasonable costs and expenses incurred by the Bank in connection with clauses
(a), (b) and (c) including, but not limited to reasonable attorneys' fees.

      The indemnification provided for herein shall not apply to any losses, liabilities, damages, injuries, expenses or costs which: (i) arise from the gross negligence or willful misconduct of the Bank, or (ii) relate to Hazardous Substances placed or disposed of on the Premises after the Bank acquires title to the Premises through foreclosure or otherwise.

MAINTENANCE OF ACCOUNTS. The Borrower shall maintain all of its primary operating and deposit accounts and cash management services at the Bank or affiliates thereof.

FINANCIAL INFORMATION AND REPORTING. The Borrowers, on a consolidated basis, shall deliver the following to the Bank: (a) within 60 days after the end of each quarter, financial statements, including a balance sheet and statements of income and surplus comparing the information for the current period with the information for the same period of the preceding year, certified by the president or chief financial officer of the Borrowers as fairly representing the Borrowers' financial condition as of the end of such period; (b) within 60 days after the end of each quarter, statements signed by the president or chief financial officer of the Borrowers certifying the compliance of the Borrowers with the terms of this Agreement, and specifically certifying the compliance of the Borrower with the terms of Sections 4.11, 4.12, 4.13, 4.14 and 4.15 of this Agreement; (c) within 90 days of the end of each fiscal year, unqualified, audited financial statements prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants satisfactory to the Bank, containing a balance sheet, statements of income and surplus, statements of cash flows and reconciliation of capital accounts, along with any management letters written by such accountants; (d) within 90 days of the end of each fiscal year, a statement signed by the president or chief financial officer of the Borrowers certifying the compliance of the Borrowers with the terms of Sections 4.11, 4.12, 4.13, 4.14 and 4.15 of this Agreement; (e) immediately upon becoming aware of the existence of any set of facts or circumstances which, by themselves, upon the giving of notice, the lapse of time, or any one or more of the foregoing, would constitute a breach of any of the terms or conditions of this Agreement or an Event of Default under this Agreement, a written notice specifying the nature and period of existence thereof and what action the Borrowers is taking or proposes to take with respect thereto; and (f) at the request of the Bank, such other information as the Bank may from time to time reasonably require.

DEFAULT.
--------

EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder: (a) the Borrowers fail to make any payment of principal or interest on any note executed in connection with this Agreement on or before the date such payment is due; (b) the Borrowers fail to perform or observe any covenant contained in Sections 1, 2, 4 or 5 of this Agreement; (c) the Borrowers fail to comply with any other provision of this Agreement, and such failure continues for more than 10 days after such failure shall first become known to any officer of the Borrowers; (d) any warranty, representation or other statement by or on behalf of the Borrowers contained in this Agreement or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect, or the Borrowers fail to perform or observe any covenant (after applicable grace periods) contained in any mortgage, security agreement or other agreement in favor of the Bank; (e) the Borrowers become insolvent or makes an assignment for the benefit of creditors, or consents to the appointment of a trustee, receiver or liquidator; (f) bankruptcy, reorganization, composition, arrangement, insolvency or liquidation proceedings are instituted by the Borrowers, or bankruptcy, reorganization, composition, arrangement, insolvency or liquidation proceedings are instituted against the Borrowers which are not stayed or dismissed within 60 days; (g) a final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Borrowers and any such judgment or judgments have not been discharged in full or stayed within 60 days after the entry of such judgment or judgments or within 60 days after the expiration of any such stay, as applicable; (h) the occurrence of any event which allows the acceleration of the maturity of any obligation or indebtedness of the Borrowers to the Bank, any of the Bank's affiliates, or any other person, corporation or entity under any indenture, agreement or undertaking in excess of $250,000 in the aggregate ; (i) the default by or dissolution of, any insurer or other surety for the Borrowers with respect to any obligation or indebtedness to the Bank; (j) the suspension, termination or adverse restriction of any license, permit or privilege necessary or useful in the operation of the Borrowers' businesses, which has or is likely to have a Material Adverse Effect; or (k) the Bank for any reason in good faith deems itself insecure with respect to the repayment of the indebtedness provided for herein.

DEFAULT REMEDIES. If an Event of Default exists, the Bank may immediately exercise any right, power or remedy permitted to the Bank by law or any provision of this Agreement, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal and all interest accrued on all notes then outstanding pursuant to this Agreement to be forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers .

MISCELLANEOUS.
--------------

NOTICES. (a) All communications under this Agreement or under the Notes or other documents, agreements or instruments executed pursuant hereto shall be in writing and shall be mailed by certified mail, postage prepaid, or sent by telecopier or by commercial overnight courier (1) if to the Bank, at the following address, or at such other address as may have been furnished in writing to the Borrowers by the Bank:

                  The Huntington National Bank
                  41 South High Street  (HC0810)
                  Columbus, Ohio 43215
                  Telecopier:  (614)-480-5791
                  Attn:  Ted Hoover, Assistant Vice President

(2) if to the Borrowers, at the following address, or at such other address as may have been furnished in writing to the Bank by the Borrowers:

                  Metatec Corporation
                  7001 Metatec Boulevard
                  Dublin, Ohio   43017
                  Telecopier:  (614)-766-3146
                  Attn:  William H. Largent, Executive Vice President

(b) any notice so addressed, and if mailed by certified mail shall be deemed to be given on the second business day following the postmark date, or if sent by telecopier, shall be deemed to be given when confirmed, or if sent by commercial overnight courier, shall be deemed to be given when delivered.

ACCESS TO ACCOUNTANTS. The Borrowers hereby irrevocably authorizes its certified public accountants to provide to the Bank any and all information that the Bank reasonably requests from time to time with regard to any of the Borrowers, and to discuss with the Bank from time to time any and all matters relating to any of the Borrowers; provided, however, that if the Bank requests financial or material information in writing or verbally from such accountants, the Bank shall provide a copy of such correspondence or inform a financial officer of the Borrowers. In furtherance of the foregoing, the Borrowers hereby waive any privilege or claim of confidentiality to the extent such might otherwise prevent the Borrowers' accountants from providing such information to the Bank or discussing such matters with the Bank.

CONFIDENTIALITY. The Bank shall hold all non-public information, identified as such by the Borrowers, obtained pursuant to the requirements hereof in accordance with the Bank's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; provided, however, that the Bank may make disclosures reasonably required in connection with any co-lending arrangement or participation, as the case may be, or as required or requested by any governmental authority or any representative thereof, or pursuant to any legal process, or to its accountants, attorneys and other advisors.

REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Bank at the closing or otherwise, and (c) financial statements, certificates and other information previously or hereafter furnished to the Bank, may be reproduced by the Bank by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Bank may destroy any original document so reproduced. The Borrowers agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Bank in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SURVIVAL; SUCCESSORS AND ASSIGNS. All warranties, representations, and covenants made by the Borrowers herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Bank and shall survive the closing of the Loans regardless of any investigation made by the Bank on its behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Borrowers. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.

AMENDMENT AND WAIVER; DUPLICATE ORIGINALS. All references to this Agreement shall also include all amendments, extensions, renewals, modifications and substitutions thereto and thereof. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Borrowers and the Bank; provided however that nothing herein shall change the Bank's sole good faith discretion (as set forth elsewhere in this Agreement) to make advances, determinations, decisions or to take or refrain from taking other actions. No delay or failure or other course of conduct by the Bank in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right. Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. All accounting terms not defined herein shall be determined in accordance with generally accepted accounting principles consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board. The Borrowers' fiscal years begins on January 1 and ends on December 31, and the Borrowers will not change their fiscal years without the prior written consent of the Bank. The financial covenants set forth in Sections
4.11 through and including 4.15 of this Agreement shall be tested quarterly.

ENFORCEABILITY AND GOVERNING LAW. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. All of the Bank's rights and remedies, whether evidenced hereby or by any other agreement or instrument, shall be cumulative and may be exercised singularly or concurrently. This

Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. The Borrowers agree that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court of appropriate subject matter jurisdiction in the State of Ohio; waives any objection which it may have now or hereafter to the venue of any suit, action or proceeding; and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

NO CONSEQUENTIAL DAMAGES. No claim may be made by the Borrowers, any of its officers, directors, or agents against the Bank or its affiliates, directors, officers, employees, attorneys or agents for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated and relationship established by this Agreement, or any act, omission or event occurring in connection therewith, and the Borrowers hereby waive, release and agree not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

INDEMNITY. The Borrowers shall indemnify the Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Bank in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any third person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement, whether or not the Bank is a party thereto, except to the extent that any of the foregoing arises out of the gross neglect or willful misconduct of the party being indemnified as determined in a final, non-appealable judgment by a court of competent jurisdiction.

WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ADVERTISING. The Borrowers agree that the Bank may advertise or otherwise disclose for marketing purposes the extent and nature of the credit extended or to be extended and other services provided to the Borrowers by the Bank in connection with or relating in any way to the Loans.

TERM OF AGREEMENT. The term of this Agreement shall commence with the date hereof and end upon the payment in full of the obligations of the Borrowers to the Bank (including, but not limited to prepayment fees, if any) at maturity, which shall occur upon the Term Loan Maturity Date, unless sooner terminated under the terms of this Agreement. The termination of this Agreement shall not affect any of the Borrowers' or the Bank's rights, or any of the Borrowers obligations arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or obligations incurred have been fully disposed of, concluded or liquidated. The rights granted to the Bank hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the related Loan commitment or the fact that the Loans may from time to time be temporarily in a zero or credit position, until all of the obligations of the Borrowers to the Bank have been paid in full or the Borrowers have furnished the Bank with an indemnification satisfactory to the Bank with respect thereto.

SCHEDULE OF DEFINITIONS.
------------------------

         "Activated Tranch" is defined in Section 1.1.
         "Advance" is defined in Section 2.3.
         "Affiliate" is defined in Section 4.9.
         "Agreement" is defined in the preamble.
         "Bank" is defined in the preamble.
         "Borrower" and "Borrowers" are defined in the preamble. "Commitment Fee" is defined in Section 2.9.
         "Coverage" is defined in Section 2.3.
         "Discovery" is defined in the preamble.
         "Environmental Laws" is defined in Section 3.11.
         "Event of Default" is defined in Section 6.1.
         "Hazardous Substances" is defined in Section 3.11. "Leverage" is defined in Section 2.3.
         "LIBOR Business Day" is defined in Section 2.3.
         "LIBOR Interest Payment Date" is defined in Section 2.3. "LIBOR Rate" is defined in Section 2.3.
         "LIBOR Rate Advance" is defined in Section 2.3.
         "LIBOR Rate Interest Period" is defined in Section 2.3. "Loan" and "Loans" are defined in Section 1.2.
         "Metatec" is defined in the preamble.
         "Material Adverse Effect" is defined in Section 3.1. "Metatec" is defined in the preamble.
         "Note" and "Notes" are defined in Section 1.3. "Premises" is defined in Section 3.11.
         "Prime Rate" is defined in Section 2.1.

         "Prime Rate Advance" is defined in Section 2.1.
         "Revolving Loan" is defined in Section 1.1.
         "Revolving Loan Maturity Date" is defined in Section 1.1. "Tangible Net Worth" is defined in Section 4.11.
         "Term Loan" is defined in Section 1.2.
         "Term Loan Maturity Date" is defined in Section 2.2.
         "Termination Date" is defined in Section 2.3.
         "Treasury Rate Advance" is defined in Section 2.2.
         "U.S. Treasury Constant Maturity Rate " is defined in Section 2.2.

                                   METATEC CORPORATION,

                                   a Florida corporation

                                   By:      ________________________________

                                   Its:     ________________________________

                                   METATEC/DISCOVERY SYSTEMS, INC.,

                                   an Ohio corporation

                                   By:      ________________________________

                                   Its:     ________________________________

                                   THE HUNTINGTON NATIONAL BANK

                                   By:      ________________________________

                                   Its:     ________________________________

                                    EXHIBIT B

                               NOTICE OF BORROWING

THE HUNTINGTON NATIONAL BANK
41 SOUTH HIGH STREET
COLUMBUS, OHIO  43215

ATTENTION:                 ______________________

     Re:   Revolving Loan Under Loan Agreement dated as of December 31, 1996

Ladies and Gentlemen:

     The undersigned, a duly authorized officer of Metatec Corporation and Metatec/Discovery Systems, Inc., the borrowers under the above-referenced Loan Agreement, hereby requests the (disbursement) (continuation) (conversion) of a (Prime Rate Advance) (LIBOR Rate Advance) in the amount of $____________ (to a Prime Rate Advance) (LIBOR Rate Advance) in the amount of $_____________ for a period of ___________ (days) (months). The date of (disbursement) (continuation) (conversion) will be ____________________, _____.

                                      METATEC CORPORATION,

                                      a Florida corporation

                                      By:      ________________________________

                                      Its:     ________________________________

                                      METATEC/DISCOVERY SYSTEMS, INC.,

                                      an Ohio corporation

                                      By:      ________________________________

                                      Its:     ________________________________

Date:             ___________________________

                               NOTICE OF BORROWING

THE HUNTINGTON NATIONAL BANK
41 SOUTH HIGH STREET
COLUMBUS, OHIO  43215

ATTENTION:                 ______________________

      Re:    Term Loan Under Loan Agreement dated as of December 31, 1996

Ladies and Gentlemen:

      The undersigned, a duly authorized officer of Metatec Corporation and Metatec/Discovery Systems, Inc., the borrowers under the above-referenced Loan Agreement, hereby requests the (disbursement of a Treasury Rate Advance) (disbursement/continuation of a LIBOR Rate Advance) in the amount of $____________ for a period of (five years) (___________ months). The date of (disbursement) (continuation) will be

--------------------, -----.

                                     METATEC CORPORATION,

                                     a Florida corporation

                                     By:      ________________________________

                                     Its:     ________________________________

                                     METATEC/DISCOVERY SYSTEMS, INC.,

                                     an Ohio corporation

                                     By:      ________________________________

                                     Its:     ________________________________

Date:             ___________________________

                                    EXHIBIT C

                  SCHEDULE OF PENDING OR THREATENED LITIGATION

      MICHELE HARRINGTON, ET AL. V. METATEC CORPORATION, Case Number 95 CVH 107212, Franklin County Common Pleas Court.

      This matter concerns a sex discrimination claim filed by a former employee. Since 1995, this matter has been actively litigated by Metatec. All discovery has been completed and the case dispositive motions have been filed and are currently ripe for decision before the Court. This case is set to commence at jury trial on March 17, 1997.

                                    EXHIBIT D

                       SCHEDULE OF PERMITTED ENCUMBRANCES

1.          SECURED PARTY:          Xerox
                COLLATERAL:         Office Equipment
            MAXIMUM AMOUNT:         $25,000

2.           SECURED PARTY:         AT&T
                COLLATERAL:         Office Equipment
            MAXIMUM AMOUNT:         $110,000